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                    ALLIANCE MUNICIPAL INCOME

                     ARTICLES SUPPLEMENTARY


         ALLIANCE MUNICIPAL INCOME FUND, INC., a corporation having its principal office in the City of Baltimore (hereinafter called the "Corporation"), certifies that:

         FIRST: The Board of Directors of the Corporation hereby increases the aggregate number of shares of capital stock that the Corporation has authority to issue by 350,000,000 shares.

         SECOND: The Corporation's Board of Directors has classified that number of unissued shares of the Common Stock, par value $.001 per share, of the Corporation as shares of Class C Common Stock ("Class C Common Stock") of each of the Corporation's portfolios (individually, a "Portfolio") set forth opposite the Portfolio's name below by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption thereof as hereinafter set forth:

                                       Number of Unissued Shares
                                       of Common Stock Classified
                                       as Class C Common Stock of
Name of Portfolio                      Each Portfolio
_________________                      __________________________

New York Portfolio                          50,000,000
California Portfolio                        50,000,000
Insured California Portfolio                50,000,000
National Portfolio                          100,000,000
Insured National Portfolio                  100,000,000

         THIRD: The shares of the Class C Common Stock of each Portfolio as so classified by the Corporation's Board of Directors shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption set forth in Article FIFTH, Section 3, of the Corporation's Articles of Incorporation and shall be subject to all provisions of the Articles of Incorporation relating to stock of the Corporation generally, and those set forth as follows:

              (1) The assets belonging to the Class C Common Stock of a Portfolio shall be invested in the same investment portfolio of the Corporation as the assets belonging to the Common Stock and Class B Common Stock of that Portfolio.



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              (2) The dividends and distributions of investment
         income and capital gains with respect to the Class C Common Stock of a Portfolio shall be in such amount as may be declared from time to time by the Board of Directors, and such dividends and distributions may vary from dividends and distributions of investment income and capital gains with respect to the Common Stock and Class B Common Stock of that Portfolio to reflect differing allocations of the expenses of the Corporation among the holders of the three classes and any resultant differences among the net asset values per share of the three classes of that Portfolio, to such extent and for such purposes as the Board of Directors may deem appropriate. The allocation of investment income or capital gains and expenses and liabilities of the Corporation among the Common Stock of a Portfolio, the Class B Common Stock of that Portfolio, and the Class C Common Stock of that Portfolio shall be determined by the Board of Directors in a manner that is consistent with the order dated January 8, 1990 (Investment Company Act of 1940 Release No. 17295) issued by the Securities and Exchange Commission in connection with the application for exemption filed by Alliance Capital Management L.P., et al., and any existing or future amendment to such order or any rule or interpretation under the Investment Company Act of 1940 that modifies or supersedes such order.

              (3) Except as may otherwise be required by law pursuant to any applicable order, rule or interpretation issued by the Securities and Exchange Commission, or otherwise, the holders of the Class C Common Stock of a Portfolio shall have (i) exclusive voting rights with respect to any matter submitted to a vote of stockholders that affects only holders of the Class C Common Stock of that Portfolio, including without limitation, the provisions of any distribution plan adopted by the Corporation pursuant to Rule 12b-1 under the Investment Company Act of 1940 (a "Plan") applicable to the Class C Common Stock of that Portfolio and (ii) no voting rights with respect to the provisions of any Plan applicable to the Common Stock or Class B Common Stock of that Portfolio or with regard to any other matter submitted to a vote of stockholders which does not affect holders of the Class C Common Stock of that Portfolio.

              (4) The proceeds of the redemption of a share (including a fractional share) of Class C Common Stock of a Portfolio shall be reduced by the amount of any contingent deferred sales charge payable on such



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         redemption pursuant to the terms of issuance of such
         share.

         FOURTH: A. Immediately before the increase in authorized capital stock provided for herein, the total number of shares of stock of all classes which the Corporation had authority to issue was 600,000,000 shares, the par value of each class of stock being $.001 per share, with an aggregate par value of $600,000, classified as follows:

                       Common        Class B        Class C
Name of Portfolio      Stock         Common Stock   Common Stock
_________________      ______        ____________   ____________

New York Portfolio     50,000,000    50,000,000          0
California Portfolio   50,000,000    50,000,000          0
Insured California
  Portfolio            50,000,000    50,000,000          0
National Portfolio     50,000,000    100,000,000         0
Insured National
Portfolio              50,000.000    100,000,000         0

             B. Immediately after the increase in authorized capital stock provided for herein, the total number of shares of stock of all classes which the Corporation has authority to issue is 950,000,000 shares, the par value of each class of stock being $.001 per share, with an aggregate par value of $950,000, classified as follows:

                       Common        Class B        Class C
Name of Portfolio      Stock         Common Stock   Common Stock
_________________      ______        ____________   ____________

New York Portfolio     50,000,000    50,000,000      50,000,000
California Portfolio   50,000,000    50,000,000      50,000,000
Insured California
  Portfolio            50,000,000    50,000,000      50,000,000
National Portfolio     50,000,000    100,000,000     100,000,000
insured National
  Portfolio            50,000.000    100,000,000     100,000,000

         FIFTH: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

         SIXTH: The total number of shares that the Corporation has authority to issue has been increased by the Board of Directors in accordance with Section 2-105(c) of the Maryland
General Corporation Law.




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         SEVENTH: The shares aforesaid have been duly classified
by the Corporation's Board of Directors pursuant to authority and power contained in the Corporation's Articles of Incorporation.

         IN WITNESS WHEREOF, Alliance Municipal Income Fund, Inc. has caused these Articles Supplementary to be executed by its Chairman of the Board and attested by its Secretary and its corporate seal to be affixed on this 29th day of April 1993. The Chairman of the Board of the Corporation who signed these Articles Supplementary acknowledges them to be the act of the Corporation and states under the penalties of perjury that, to the best of his knowledge, information and belief, the matters and facts set forth herein relating to authorization and approval hereof are true in all material respects.

                             ALLIANCE MUNICIPAL INCOME FUND, INC.


[CORPORATE SEAL]             By: /s/ David H. Dievler
                                  David H. Dievler, Chairman of
                                  the Board

Attested: /s/ Edmund P. Bergan, Jr.
         Edmund P. Bergan, Jr.
         Secretary




























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